UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 18, 2011

Citigroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043
(Address of principal executive offices) (Zip Code)

(212) 559-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
 Current Report on Form 8-K

Item 5.02(c) and (e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, the Personnel and Compensation Committee of the Board of Directors of Citigroup Inc. approved an increase in the annual rate of base salary for CEO Vikram Pandit from $1 per year to $1,750,000 per year, effective immediately.  Richard Parsons, Chairman of the Board of Citigroup Inc., said that “the Board is very pleased with the progress that the company has made under Vikram’s leadership. Vikram has worked tirelessly to put Citi back on the right track, spearheading a restructuring that has returned the company to profitability and positioning the company for future growth. In light of these highly positive accomplishments, the base salary established for Vikram is merited.”

On January 19, 2011, the Board of Directors of Citigroup Inc. named John Havens as President and Chief Operating Officer of Citigroup Inc.  Certain information concerning Mr. Havens, who has been CEO of Citigroup’s Institutional Clients Group since March 17, 2008 and who was a named executive officer in Citigroup’s definitive proxy statement for its 2010 annual meeting of shareholders, filed on March 12, 2010, is included in such proxy statement under “Certain Transactions and Relationships, Compensation Committee Interlocks and Insider Participation” and in Citigroup’s 2009 annual report on Form 10-K, filed on February 26, 2010, under “Executive Officers.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2011	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary